                              GMAC Mortgage [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                 GMACM HOME EQUITY LOAN TRUST 2006-HE2

             FGIC Financial Guaranty Insurance Company  [GRAPHIC OMITTED][GRAPHIC OMITTED][GRAPHIC OMITTED]

                                      $631,360,000 (APPROXIMATE)
                                     SUBJECT TO A +/- 10% VARIANCE

                                             Credit Enhancer

                                RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                Depositor

                                        GMAC MORTGAGE CORPORATION
                                           Seller and Servicer

The  issuer has filed a  registration  statement  (including  a base  prospectus)  with the SEC for the offering  to which this free  writing  prospectus  relates.  Before you  invest in this  offering,  you should read the base  prospectus  in that  registration  statement  and other  documents the issuer has filed  with the SEC for more  complete  information  about the issuer  and this  offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at  www.sec.gov  ( http://www.sec.gov/ ).
Alternatively,  RBS Greenwich  Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing  prospectus is being  delivered to you solely to provide you with  information  about the  offering and to solicit an offer to purchase  the offered  securities.  Any such offer to purchase made by you will not be accepted and will not  constitute a  contractual  commitment by you to purchase any of the  securities  until  we have  accepted  your  offer to  purchase  such  securities.  Any such commitment shall be subject to the conditions specified below.

This free writing  prospectus is not required to contain all of the information  that is required to be included in the base  prospectus and the prospectus  supplement.  The  information in this free writing prospectus  is  preliminary  and is  subject to  completion  or change.  The  information  in this free writing  prospectus,  if  conveyed  prior  to the  time of your  commitment  to  purchase  the  offered securities,  supersedes  any  prior  version  of this  free  writing  prospectus  and  any  information
contained  in  any  prior  similar  free  writing  prospectus  relating  to  these  securities.   If  a
preliminary  prospectus  is  conveyed  to you  prior to your  commitment  to  purchase,  that  document supersedes all other information provided to you concerning the offered securities.

This  free  writing  prospectus  is not an offer  to sell or a  solicitation  of an offer to buy  these securities in any state where such offer, solicitation or sale is not permitted.

The  securities  referred to in this free writing  prospectus are being offered when, as and if issued.
The issuer is not  obligated  to issue any such  securities  or any  similar  securities,  and all or a portion  of the  securities  may not be issued  that have the  characteristics  described  herein.  The underwriters'  obligation  to deliver such  securities  is subject to the terms and  conditions  of the
underwriting   agreement  with  the  issuer  and  the   availability  of  the  securities   having  the
characteristics  described  herein.  If, for any reason,  the issuer does not deliver such  securities, the underwriter  will notify you, and neither the issuer nor any  underwriter  will have any obligation to you to deliver  all or any portion of the  securities  which you have  committed  to  purchase,  and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and  mortgage-backed  securities:  Certain of the information  contained herein may be
based  on  numerous  assumptions  (including   preliminary   assumptions  about  the  pool  assets  and
structure),  which may not be  specifically  identified as  assumptions  in the  information.  Any such information  or assumptions  are subject to change.  The  information  in this free writing  prospectus may reflect  assumptions  specifically  requested by you. If so,  prior to the time of your  commitment to purchase,  you should request updated information based on any assumptions  specifically required by you.

Any legends,  disclaimers or other notices that may appear below or on any electronic  communication to which this free writing  prospectus is attached which state that (1) these  materials do not constitute an  offer  (or a  solicitation  of an  offer),  (2) no  representation  is made as to the  accuracy  or completeness  of these  materials and that these  materials  may not be updated or (3) these  materials may be  confidential  are  not  applicable  to this  communication  and  should  be  disregarded.  Such legends,  disclaimers  or  other  notices  have  been  automatically  generated  as a  result  of  this communication having been sent via Bloomberg or another system.

PRELIMINARY TERM SHEET                                           PREPARED:JUNE 21, 2006

                                      $631,360,000 (APPROXIMATE)
                                 GMACM HOME EQUITY LOAN TRUST 2006-HE2
                                           (CREDIT ENHANCER)

=========== =============== =========== =================== ============= ===================== ================
                                          Payment Window
                 Note       WAL (Yrs.) ))    Call/Mat                       Expected Rating       Legal Final
 Class(1)     Balance(2)    Call/Mat((3   (Months)((3))      Note Rate       (S&P/Moody's)         Maturity
=========== =============== =========== =================== ============= ===================== ================
=========== =============== =========== =================== ============= ===================== ================
   A-1        $368,000,000  1.00 /         1-23 / 1-23       Fixed((4))         AAA/Aaa            May 2036
                               1.00
   A-2                      2.00 /        23-25 / 23-25      Fixed((4))         AAA/Aaa            May 2036
               $29,000,000     2.00
   A-3                      3.00 /         25-52 / 25-52      Fixed(4)          AAA/Aaa            May 2036
              $149,300,000     3.00
   A-4                      4.95 /        52-61 / 52-137      Fixed(4)          AAA/Aaa            May 2036
               $85,060,000     6.24
  TOTAL       $631,360,000
=========== =============== =========== =================== ========== = ====================== ================

(1)     The Class A-1, Class A-2, Class A-3 and Class A-4  Notes are backed by a pool of closed-end, fixed-rate, primarily second-lien home equity loans (the "Mortgage Loans").
(2)     Subject to a plus or minus 10% variance.
(3)     The Weighted Average Life and Payment Windows are shown to the Optional Redemption (as defined herein) and to the maturity based on the Pricing Prepayment Assumption (as described herein).
(4)     The Class A-1, Class A-2, Class A-3 and Class A-4 Notes rates will be equal to the lesser of
       (i) a fixed rate determined at pricing and (ii) the Net WAC Rate. The Note rate on the Class A-4
       Notes will increase by [1.00%] per annum if the 10% clean-up call is not exercised.

Depositor:                Residential Asset Mortgage Products, Inc.

Seller and Servicer:      GMAC Mortgage  Corporation  ("GMACM") and a trust established by an affiliate
                          of GMACM  will be the  Sellers  of the  mortgage  Loans.   GMACM  will be the
                          Servicer of the mortgage loans.

Bond Insurer:             Financial Guaranty Insurance Company ("FGIC").

Lead Manager:             Greenwich Capital Markets, Inc.

Co-Managers:              Residential Funding Securities Corp.
                          Bear, Stearns & Co. Inc.

Owner Trustee:            Wilmington Trust Company.

Indenture Trustee:        JPMorgan Chase Bank N.A.

Notes:                    The Class A-1,  Class A-2, Class A-3 and Class A-4 Notes  (collectively,  the
                          "CLASS A NOTES" or the "NOTES"). The Notes are being offered publicly.

Federal Tax Status:       It is anticipated that the Notes will represent ownership of regular interests in a real estate mortgage investment conduit and will be treated as representing ownership of debt for federal income tax purposes.

Registration:             The Notes will be  available  in  book-entry  form  through DTC and only upon
                          request  through   CityplaceClearstream,   country-regionLuxembourg  and  the
                          Euroclear System.

Cut-off Date:             June 1, 2006.

Expected Pricing Date:    On or about June [22], 2006.

Expected Closing Date:    On or about date6June 29, 2006.

Payment Date:             The 25th day of each month (or if not a  business  day,  the next  succeeding business day) commencing in July 2006.

Interest Accrual Period:  With  respect to each  Payment  Date,  the  "INTEREST  ACCRUAL  PERIOD"  with respect  to the Notes  will be the  calendar  month  proceeding  the month in which such  Payment  Date  occurs.  Interest  on the Notes  will  accrue on a
                          30-day month and a 360-day year.

Accrued Interest:         The price to be paid by investors for Notes will include  "ACCRUED  INTEREST"
                          from June 1, 2006 up to, but not including, the Closing Date ([28] days).

Credit Enhancement:       Excess spread, overcollateralization and a Policy (as defined herein) to be provided by FGIC.

ERISA Eligibility:        The Notes are expected to be ERISA eligible.  Prospective investors must review the Prospectus and Prospectus Supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Notes.

SMMEA Treatment:          The Notes WILL NOT constitute "mortgage related securities" for purposes of
                          SMMEA.

Optional Redemption:      A principal payment may be made to redeem the Notes upon the exercise by the
                          Servicer of its option to purchase the Mortgage Loans together with the assets of the trust after the aggregate principal balance of the Mortgage
                          Loans has been reduced to an amount less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment
Assumption:               Months 1 through Month 12:             12% CPR - 40% CPR
                          Months 13 through Month 24:            40% CPR
                          Months 25 through Month 36:            40% CPR - 35% CPR
                          Month 37 and thereafter:               35% CPR

Net Loan Rate:            The "NET LOAN RATE" for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the servicing fee rate.

Net WAC Rate:             The "NET WAC RATE" for any  Payment  Date is a per  annum  rate  equal to the excess,  if any,  of (i) the  weighted  average  of the Net Loan Rates of the
                          Mortgage  Loans,  weighted on the basis of the aggregate  principal  balances thereof as of the due date in the month  preceding  the month of such Payment
                          Date,  over (ii) the percentage  equivalent of a fraction,  (1) the numerator of which is the sum of (A) the  product of (i) the insurer  premium  rate and
                          (ii)  the  aggregate  principal  balance  of the  Class A  Notes  and (2) the denominator  of which is the  aggregate  principal  balance  of the  Mortgage
                          Loans as of the due date in the month  preceding  the  month of such  Payment
                          Date.

Initial Mortgage Loans:   As of the  Cut-off  Date,  the  aggregate  principal  balance of the  initial
                          mortgage  loans  was  approximately   $479,957,278,   the  "INITIAL  MORTGAGE
                          Loans." See the attached collateral  descriptions for additional  information on the Initial Mortgage Loans.

Pre-funding:              On the Closing Date,  approximately  $160,042,722  will be deposited  into an account  designated  the  "PRE-FUNDING  ACCOUNT".  This amount will be funded from the proceeds of the sale of the Notes.  During the  pre-funding  period, funds on deposit in the Pre-Funding  Account will be used by the trust to buy mortgage  loans from the  Sellers  from time to time.  The  Initial  Mortgage
                          Loans,  together with the amount on deposit in the Pre-funding  Account,  are referred to as the "MORTGAGE LOANS").

                          The  pre-funding  period  will be the  period  from the  Closing  Date to the earliest  of (i) the date on which the amount on  deposit in the  Pre-Funding
                          Account  is less  than  $100,000,  (ii)  September  26,  2006 and  (iii)  the occurrence,  if  any,  of a  default  by the  Servicer  under  the  servicing agreement.

                          The  mortgage  loans sold to the trust after the Closing Date will conform to certain specified characteristics.

                          Amounts on deposit in the  Pre-Funding  Account will be invested in permitted investments  as  specified  in the  Indenture.  Any amounts  remaining in the
                          Pre-Funding  Account  at the end of the  pre-funding  period  will be used to make principal payments on the Class A Notes on a pro rata basis.

Overcollateralization
Amount:                   The  "OVERCOLLATERALIZATION  AMOUNT" is equal to the excess of the  aggregate principal balance of the Mortgage Loans over the aggregate  principal balance
                          of  the  Class  A  Notes.   On  any   Payment   Date,   to  the   extent  the
                          Overcollateralization  Amount is less than the  Overcollateralization  Target
                          Amount,  excess  spread will be  directed to build the  Overcollateralization
                          Amount  until the  Overcollateralization  Target  Amount is  reached.  On the
                          Closing Date the Overcollateralization  Amount will be equal to approximately
                          [1.35]%.

Overcollateralization Target
Amount:                   On any  Payment  Date  prior to the  Stepdown  Date,  excess  spread  will be applied as a payment of  principal  on the Class A Notes,  then  entitled  to principal,  to build  the  Overcollateralization  Amount  until  such  amount equals [3.40]% of the sum of (i) aggregate  principal balance of the Mortgage
                          Loans  as  of  the  Cut-off  Date  and  (ii)  the  amount  deposited  in  the
                          Pre-Funding  Account on the Closing Date (the  "OVERCOLLATERALIZATION  TARGET
                          AMOUNT").  After the Stepdown Date, the  Overcollateralization  Target Amount
                          will  be  allowed  to  step  down  to a  certain  amount  (specified  in  the
                          Indenture,  subject  to  certain  performance  triggers)  provided  that  the
                          Overcollateralization  Target  Amount  may  not be  less  than  0.50%  of the aggregate  principal  balance of the Mortgage  Loans as of the Cut-off  Date, together with the amount deposited in the Pre-Funding  Account on the Closing
                          Date.

Stepdown Date:            The later to occur of:
                          (i)    the Payment Date in January 2009; and,
                          (ii) the first Payment Date in which the aggregate  principal  balance of the
                          Mortgage  Loans is less than 50% of the  aggregate  principal  balance of the
                          Mortgage Loans as of the Cut-off Date.

The Policy:               FGIC will issue a note  insurance  policy ("THE  POLICY") with respect to the
                          Notes which will guarantee timely payment of interest and ultimate  repayment of principal to the holders of the Notes.

Priority of
Distributions:            Available funds will be distributed in the following order of priority:

                          1)to the Bond Insurer, its premium;
                          2)tothe holders of the Notes, accrued interest and any unpaid interest;
                          4)to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4,
                            principal, sequentially;
                          5)to the Bond Insurer, for unreimbursed draws made on the Policy;
                          6)to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4,
                            sequentially, any extra principal amount to build overcollateralization, if required;
                          7)to the holders of the Class A Notes, for any interest shortfalls arising from the application of the Net WAC Rate;
                          8)to the  indenture  trustee,  any  unpaid  expenses  and other  reimbursable amounts; and
                          9)any remaining amounts to holders of the certificates.

                                           MORTGAGE LOAN STATISTICS
                                            AS OF THE CUT-OFF DATE

                                                                           MINIMUM         MAXIMUM
Scheduled Principal Balance                    $479,957,278                 $1,637        $657,883
Average Scheduled Principal Balance                 $50,284
Number of Mortgage Loans                              9,545

Weighted Average Gross Coupon                        8.227%                 5.300%         15.435%
Weighted Average FICO Score                             713                    580             839
Weighted Average Combined Original LTV               77.16%                  4.08%         100.00%

Weighted Average Original Term                   229 months             60  months      360 months
Weighted Average Stated Remaining Term           228 months             17  months      358 months
Weighted Average Seasoning                        1   month             0   months      103 months

Weighted Average Gross Margin                        0.000%                 0.000%          0.000%
Weighted Average Minimum Interest Rate               0.000%                 0.000%          0.000%
Weighted Average Maximum Interest Rate               0.000%                 0.000%          0.000%
Weighted Average Initial Rate Cap                    0.000%                 0.000%          0.000%
Weighted Average Subsequent Rate Cap                 0.000%                 0.000%          0.000%
Weighted Average Months to Roll                  0   months             0   months      0   months

Maturity Date                                                     Apr 29 2007           Apr 1 2036
Maximum Zip Code Concentration                        0.19%       93551

Balloon 15/30                                        30.36%     Cash Out                    45.79%
Fixed Rate                                           69.64%     Debt Consolidation          30.43%
                                                                Education                    0.01%
Interest Only                                         0.16%     Home Improvement             7.57%
Not Interest Only                                    99.84%     Purchase                    11.31%
                                                                Rate/Term
                                                                Refinance                    4.89%
Prepay Penalty:  0 months                           100.00%
                                                                2-4  Family                  1.04%
First                                                 5.85%     Condominium                  5.90%
                                                                Manufactured
Second                                               94.15%     Housing                      1.90%
                                                                PUD                          9.96%
EXPANDED NINA                                         0.00%     Single Family               81.15%
EXPANDED NIV                                          0.00%     Townhouse                    0.04%
FAMILY FIRST DIRECT                                   3.20%
FAST                                                  0.34%     Investor                     0.07%
GM EXPANDED FAMILY                                    0.24%     Primary                     98.79%
NO INCOME / NO APPRAISAL                              2.13%     Second Home                  1.14%
NO INCOME VERIFICATION                                0.78%
RELOCATION                                            0.69%     Top 5 States:
SELECT                                                0.77%     California        22.66%
STANDARD                                             89.29%     Florida            7.05%
STATED INCOME                                         2.56%     Michigan           4.95%
                                                                New
SUPER EXPRESS                                         0.00%     Jersey                       4.91%
                                                                Arizona            4.67%

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
ORIGINAL PRINCIPAL BALANCE      LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
        0.00 -    24,999.99     1,235    22,265,542.96     4.64%      8.861          188       80.08        711
   25,000.00 -    49,999.99     4,593   156,613,993.61    32.63%      8.414          218       77.40        707
   50,000.00 -    74,999.99     2,127   124,351,736.41    25.91%      8.195          229       76.34        710
   75,000.00 -    99,999.99       775    64,788,851.17    13.50%      8.192          238       78.36        717
  100,000.00 -   124,999.99       428    45,815,215.76     9.55%      7.941          249       75.60        720
  125,000.00 -   149,999.99       167    22,289,927.45     4.64%      8.063          233       79.52        719
  150,000.00 -   174,999.99       102    16,054,819.94     3.35%      7.884          255       75.87        714
  175,000.00 -   199,999.99        42     7,724,583.33     1.61%      7.647          235       76.75        723
  200,000.00 -   224,999.99        30     6,183,693.15     1.29%      7.426          236       75.11        741
  225,000.00 -   249,999.99        10     2,405,638.82     0.50%      7.361          227       77.93        722
  250,000.00 -   274,999.99        13     3,279,645.03     0.68%      7.969          226       77.08        733
  275,000.00 -   299,999.99         6     1,702,661.64     0.35%      8.231          238       78.50        757
  300,000.00 -   324,999.99         6     1,839,885.43     0.38%      7.264          260       69.43        740
  325,000.00 -   349,999.99         2       654,800.00     0.14%      7.726          300       72.77        711
  350,000.00 -   374,999.99         2       700,000.00     0.15%      6.525          240       56.37        725
  375,000.00 -   399,999.99         2       771,000.00     0.16%      9.102          239       86.93        698
  400,000.00 -   424,999.99         1       400,000.00     0.08%      8.400          180       69.47        698
  450,000.00 -   474,999.99         1       457,500.00     0.10%      7.222          179       90.00        767
  475,000.00 -   499,999.99         1       499,900.00     0.10%      7.950          180       47.56        803
  500,000.00 -   524,999.99         1       500,000.00     0.10%      6.250          300       76.70        764
  650,000.00 -   674,999.99         1       657,882.89     0.14%     10.565          179       93.02        630
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
CURRENT PRINCIPAL BALANCE       LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
        0.00 -    24,999.99     1,543    29,556,505.21     6.16%      8.651          194       76.77        710
   25,000.00 -    49,999.99     4,434   156,665,630.73    32.64%      8.398          218       77.23        707
   50,000.00 -    74,999.99     2,018   120,000,845.12    25.00%      8.211          230       76.92        710
   75,000.00 -    99,999.99       783    66,582,920.99    13.87%      8.169          238       78.11        717
  100,000.00 -   124,999.99       388    42,027,845.47     8.76%      7.971          249       76.25        720
  125,000.00 -   149,999.99       171    23,088,393.70     4.81%      8.093          233       79.46        718
  150,000.00 -   174,999.99        92    14,607,144.63     3.04%      7.883          256       76.53        714
  175,000.00 -   199,999.99        47     8,770,653.01     1.83%      7.631          228       75.08        724
  200,000.00 -   224,999.99        24     5,013,233.02     1.04%      7.419          249       78.16        745
  225,000.00 -   249,999.99        10     2,430,475.75     0.51%      7.339          227       76.60        724
  250,000.00 -   274,999.99        12     3,030,000.00     0.63%      7.967          230       76.88        729
  275,000.00 -   299,999.99         8     2,300,963.72     0.48%      8.208          223       76.93        753
  300,000.00 -   324,999.99         4     1,241,583.35     0.26%      6.840          299       67.97        739
  325,000.00 -   349,999.99         2       654,800.00     0.14%      7.726          300       72.77        711
  350,000.00 -   374,999.99         2       700,000.00     0.15%      6.525          240       56.37        725
  375,000.00 -   399,999.99         2       771,000.00     0.16%      9.102          239       86.93        698
  400,000.00 -   424,999.99         1       400,000.00     0.08%      8.400          180       69.47        698
  450,000.00 -   474,999.99         1       457,500.00     0.10%      7.222          179       90.00        767
  475,000.00 -   499,999.99         1       499,900.00     0.10%      7.950          180       47.56        803
  500,000.00 -   524,999.99         1       500,000.00     0.10%      6.250          300       76.70        764
  650,000.00 -   674,999.99         1       657,882.89     0.14%     10.565          179       93.02        630
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
CURRENT GROSS RATE              LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
 5.001 - 5.500                      6       511,108.24     0.11%      5.387          174       51.77        778
 5.501 - 6.000                    191    10,557,170.92     2.20%      5.857          197       57.82        755
 6.001 - 6.500                    682    42,895,841.12     8.94%      6.301          257       63.26        743
 6.501 - 7.000                    648    40,566,358.51     8.45%      6.812          230       65.73        739
 7.001 - 7.500                  1,090    56,733,861.12    11.82%      7.306          225       72.58        731
 7.501 - 8.000                  1,627    82,868,935.82    17.27%      7.787          227       73.19        727
 8.001 - 8.500                  1,420    68,487,053.86    14.27%      8.284          209       83.40        722
 8.501 - 9.000                  1,266    60,607,055.42    12.63%      8.774          232       85.41        701
 9.001 - 9.500                    880    41,341,672.93     8.61%      9.270          232       84.34        687
 9.501 -10.000                    578    25,863,335.14     5.39%      9.791          212       84.54        677
10.001 -10.500                    423    17,786,668.25     3.71%     10.288          230       83.48        657
10.501 -11.000                    328    14,935,567.05     3.11%     10.780          235       85.43        644
11.001 -11.500                    216     8,924,040.02     1.86%     11.250          249       90.25        651
11.501 -12.000                     72     3,766,131.26     0.78%     11.739          252       92.50        653
12.001 -12.500                     21       882,916.40     0.18%     12.310          207       78.90        674
12.501 -13.000                     61     2,007,075.53     0.42%     12.787          260       89.71        629
13.001 -13.500                     21       523,487.62     0.11%     13.249          204       86.91        622
13.501 -14.000                      8       441,746.21     0.09%     13.641          189       88.09        632
14.001 -14.500                      5       177,252.17     0.04%     14.369          179       95.98        659
14.501 -15.000                      1        65,000.00     0.01%     14.900          298       99.78        669
15.001 -15.500                      1        15,000.00     0.00%     15.435          300      100.00        684
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
COMBINED ORIGINAL LTV           LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
  0.01- 49.99                   1,096    51,200,332.28    10.67%      7.404          222       36.67        730
 50.00- 54.99                     304    15,003,695.86     3.13%      7.562          227       52.61        717
 55.00- 59.99                     377    19,236,673.50     4.01%      7.498          225       57.46        717
 60.00- 64.99                     415    23,008,874.29     4.79%      7.575          239       62.55        717
 65.00- 69.99                     553    29,911,741.06     6.23%      7.735          236       67.67        711
 70.00- 74.99                     653    35,210,299.29     7.34%      7.794          235       72.52        704
 75.00- 79.99                   1,249    67,778,307.75    14.12%      7.888          238       78.19        704
 80.00                             49     3,359,223.71     0.70%      7.468          239       80.00        709
 80.01- 84.99                     713    33,103,261.02     6.90%      8.595          238       83.24        697
 85.00- 89.99                   1,321    63,944,732.22    13.32%      8.630          234       88.38        702
 90.00- 94.99                   1,379    67,328,647.72    14.03%      8.762          229       93.11        713
 95.00- 99.99                     828    40,332,291.77     8.40%      9.061          209       97.88        724
100.00                            608    30,539,197.12     6.36%      9.172          189      100.00        730
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
PROPERTY TYPE                   LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
2-4  Family                        89     4,990,410.65     1.04%      8.419          249       71.60        700
Condominium                       630    28,330,701.22     5.90%      8.491          222       82.62        717
Manufactured Housing              176     9,129,853.82     1.90%      7.687          254       69.93        711
PUD                               868    47,817,317.35     9.96%      8.441          223       85.00        715
Single Family                   7,778   389,479,519.61    81.15%      8.191          228       76.03        712
Townhouse                           4       209,474.94     0.04%      8.909          179       94.91        716
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
LOAN PURPOSE                    LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
Cash Out                        4,230   219,755,320.82    45.79%      8.080          232       74.63        713
Debt Consolidation              2,876   146,056,265.06    30.43%      8.262          242       74.91        701
Education                           2        63,917.73     0.01%      7.461          153       74.67        759
Home Improvement                  748    36,324,096.89     7.57%      8.164          220       71.86        716
Purchase                        1,231    54,297,598.29    11.31%      8.840          186       96.08        737
Rate/Term Refinance               458    23,460,078.80     4.89%      8.062          214       79.29        725
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
OCCUPANCY STATUS                LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
Investor                            5       333,500.73     0.07%      8.113          178       66.10        724
Primary                         9,426   474,137,500.01    98.79%      8.227          228       77.23        713
Second Home                       114     5,486,276.85     1.14%      8.226          212       72.39        728
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
ORIGINATION YEAR                LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
1997                                9        76,670.10     0.02%     10.235           59       64.67        655
1998                               54       588,255.27     0.12%      9.647           70       69.49        702
1999                                9       129,862.15     0.03%      8.980           69       67.00        696
2000                                5        72,146.52     0.02%     11.096          177       85.35        668
2001                                5        83,279.08     0.02%      9.006          118       72.12        645
2002                                5       128,501.02     0.03%     10.174          133       78.68        633
2003                                6       170,595.53     0.04%      8.069          206       60.96        679
2004                                7       302,433.92     0.06%      7.427          233       80.66        661
2005                               22       722,377.47     0.15%      8.722          223       78.43        675
2006                            9,423   477,683,156.53    99.53%      8.223          228       77.18        713
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
ORIGINAL TERM (MONTHS)          LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
  1- 60                            86     2,318,682.84     0.48%      7.760           59       54.16        736
 61-120                           498    16,622,508.41     3.46%      7.847          118       67.25        718
121-180                         5,320   252,660,974.53    52.64%      8.298          179       79.33        721
181-240                           161     7,589,629.54     1.58%      8.260          239       74.16        711
241-300                         3,475   200,279,682.27    41.73%      8.165          299       75.57        702
301-360                             5       485,800.00     0.10%     10.960          358      100.00        712
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
STATED REMAINING TERM          # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
(MONTHS)                        LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
  1- 60                           122     2,569,463.53     0.54%      7.917           56       55.33        734
 61-120                           500    16,958,858.78     3.53%      7.890          118       67.39        717
121-180                         5,284   252,082,933.68    52.52%      8.295          179       79.35        721
181-240                           161     7,615,301.65     1.59%      8.272          239       74.31        711
241-300                         3,473   200,244,919.95    41.72%      8.165          299       75.57        702
301-360                             5       485,800.00     0.10%     10.960          358      100.00        712
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
STATE                           LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
StateplaceAlabama                  87     3,466,256.58     0.72%      8.531          224       81.60        702
StateplaceAlaska                   57     3,266,499.30     0.68%      8.271          221       79.83        709
StateplaceArizona                 448    22,405,870.93     4.67%      8.255          226       78.69        713
StateplaceArkansas                  2       208,000.00     0.04%      7.648          180       84.78        775
StateplaceCalifornia            1,596   108,760,102.95    22.66%      7.897          249       70.16        715
StateplaceColorado                321    16,148,230.00     3.36%      8.294          206       86.14        727
StateplaceConnecticut             159     8,548,141.78     1.78%      8.172          217       79.24        714
StateplaceDelaware                 46     2,432,171.45     0.51%      7.859          235       74.88        738
StateplaceDistrict of
Columbia                            6       738,500.00     0.15%      8.070          203       90.01        742
StateplaceFlorida                 694    33,828,679.71     7.05%      8.252          242       72.28        697
country-regionplaceGeorgia        213     8,749,343.63     1.82%      8.630          227       85.22        701
StateplaceHawaii                   42     3,586,898.31     0.75%      8.473          221       69.66        712
StateplaceIdaho                    75     3,325,199.90     0.69%      8.192          227       79.88        713
StateplaceIllinois                322    14,120,168.53     2.94%      8.595          215       84.44        711
StateplaceIndiana                 174     6,074,848.50     1.27%      8.582          220       85.30        711
StateplaceIowa                     74     2,288,889.41     0.48%      8.883          206       88.05        710
StateplaceKansas                   52     1,589,803.12     0.33%      8.848          221       82.76        702
StateplaceKentucky                 63     2,241,848.80     0.47%      8.482          214       83.16        712
StateplaceLouisiana                48     1,808,716.20     0.38%      8.372          223       81.55        704
StateplaceMaine                    68     2,712,486.69     0.57%      8.610          227       76.57        698
StateplaceMaryland                242    13,166,646.06     2.74%      8.146          230       75.34        712
StateplaceMassachusetts           216    10,940,704.30     2.28%      8.347          216       75.98        720
StateplaceMichigan                605    23,744,953.58     4.95%      8.385          193       84.78        728
StateplaceMinnesota               127     5,398,744.59     1.12%      8.279          231       81.23        724
StateplaceMississippi              37     1,510,664.90     0.31%      8.576          210       79.14        714
StateplaceMissouri                132     5,160,983.77     1.08%      8.376          215       81.70        716
StateplaceMontana                  47     2,222,900.44     0.46%      8.630          208       76.49        722
StateplaceNebraska                 33     1,213,625.32     0.25%      8.436          201       87.57        730
StateplaceNevada                  152     8,023,623.59     1.67%      8.122          245       75.27        710
StateplaceNew Hampshire            85     3,677,989.74     0.77%      8.118          205       78.72        716
StateplaceNew Jersey              412    23,544,578.21     4.91%      8.078          230       73.50        709
StateplaceNew Mexico               50     2,165,950.69     0.45%      8.063          225       78.30        701
StateplaceNew York                389    22,359,741.66     4.66%      7.942          244       71.36        708
StateplaceNorth Carolina          192     7,681,969.36     1.60%      8.504          221       81.75        711
StateplaceNorth Dakota              4       103,200.00     0.02%      8.433          180       87.56        751
StateplaceOhio                    156     5,503,167.37     1.15%      8.598          233       83.20        706
StateplaceOklahoma                 74     2,478,738.06     0.52%      8.503          223       83.21        705
StateplaceOregon                  217     9,976,897.58     2.08%      8.389          206       82.78        717
StateplacePennsylvania            333    15,677,763.58     3.27%      8.645          217       81.41        709
StateplaceRhode Island             35     1,944,258.07     0.41%      8.057          203       72.43        701
StateplaceSouth Carolina           71     2,756,088.38     0.57%      8.549          229       79.54        697
StateplaceSouth Dakota             10       380,974.49     0.08%      8.055          210       84.48        698
StateplaceTennessee                84     2,797,233.68     0.58%      8.977          196       81.94        708
StateplaceTexas                   248    10,341,292.87     2.15%      8.165          198       82.24        717
StateplaceUtah                    125     5,577,463.13     1.16%      8.430          210       85.78        712
StateplaceVermont                  37     1,657,222.04     0.35%      8.619          227       76.35        713
StateplaceVirginia                322    17,520,559.88     3.65%      8.277          230       78.45        708
StateplaceWashington              348    18,033,684.20     3.76%      8.460          216       81.45        713
StateplaceWest Virginia            65     2,589,169.99     0.54%      8.224          232       80.86        712
StateplaceWisconsin               123     4,428,123.96     0.92%      8.370          202       83.86        726
StateplaceWyoming                  27     1,077,708.31     0.22%      8.113          206       79.49        717
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
DOCUMENTATION TYPE              LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
EXPANDED NINA                       1         6,654.74     0.00%     11.400           80       89.97        678
EXPANDED NIV                        1         7,781.38     0.00%      9.850           17       84.82        737
FAMILY FIRST DIRECT               285    15,379,618.57     3.20%      7.721          196       70.45        737
FAST                               57     1,636,587.42     0.34%      8.190          190       91.16        759
GM EXPANDED FAMILY                 21     1,152,057.32     0.24%      7.391          249       72.78        725
NO INCOME / NO APPRAISAL          187    10,219,536.55     2.13%      9.166          198       73.53        721
NO INCOME VERIFICATION             56     3,741,060.45     0.78%      9.082          190       79.06        722
RELOCATION                         80     3,301,393.20     0.69%      8.446          188       90.62        737
SELECT                             44     3,693,610.84     0.77%      8.394          180       82.29        735
STANDARD                        8,593   428,545,441.31    89.29%      8.186          231       77.13        711
STATED INCOME                     219    12,269,402.33     2.56%      9.221          221       82.40        724
SUPER EXPRESS                       1         4,133.48     0.00%     10.850           26       86.40        580
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
DEBT RATIO                      LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
 0.01 -20.00                      310    12,839,660.72     2.68%      7.768          209       59.24        740
20.01 -25.00                      448    18,291,642.61     3.81%      7.794          213       68.50        732
25.01 -30.00                      877    38,664,471.85     8.06%      8.029          214       74.30        725
30.01 -35.00                    1,312    62,696,532.46    13.06%      8.145          219       77.27        720
35.01 -40.00                    1,684    84,232,305.75    17.55%      8.311          223       78.50        713
40.01 -45.00                    2,092   107,995,993.31    22.50%      8.510          226       79.74        703
45.01 -50.00                    1,793    95,868,312.13    19.97%      8.289          234       79.75        707
50.01 -55.00                      725    41,092,174.64     8.56%      8.054          253       76.12        707
55.01 -60.00                      254    15,475,621.48     3.22%      7.691          261       72.40        717
60.01+                             50     2,800,562.64     0.58%      7.620          242       66.36        719
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
FICO                            LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
575-599                           239     7,660,195.68     1.60%     10.593          239       67.86        590
600-624                           387    14,178,307.17     2.95%     10.362          248       68.43        614
625-649                           765    33,634,002.60     7.01%      9.678          249       77.68        638
650-674                         1,085    52,229,655.16    10.88%      9.100          244       80.65        663
675-699                         1,566    84,542,470.99    17.61%      8.321          233       79.52        688
700+                            5,503   287,712,645.99    59.95%      7.703          220       76.45        746
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
LIEN                            LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
First                             516    28,059,337.13     5.85%      7.494          234       51.76        716
Second                          9,029   451,897,940.46    94.15%      8.272          227       78.74        713
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,545   479,957,277.59   100.00%      8.227          228       77.16        713

                                                                              WEIGHTED
                                                                  WEIGHTED       AVERAGE  WEIGHTED
                                               CURRENT  PCT BY    AVERAGE         STATED  AVERAGE     WEIGHTED
                               # OF          PRINCIPAL  CURR      GROSS        REMAINING  COMBINED    AVERAGE
JUNIOR RATIO                    LOANS          BALANCE  PRIN BAL     COUPON         TERM    ORIG LTV       FICO
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
 0.01 -20.00                    4,570   168,451,704.59    37.28%      8.596          213       84.31        712
20.01 -25.00                    1,489    73,701,622.64    16.31%      8.331          228       79.66        709
25.01 -30.00                    1,086    65,028,245.62    14.39%      8.126          240       76.10        710
30.01 -35.00                      761    49,996,360.44    11.06%      8.047          236       75.00        710
35.01 -40.00                      446    34,144,205.30     7.56%      7.927          241       74.47        712
40.01 -45.00                      255    21,007,286.50     4.65%      8.142          240       73.19        711
45.01 -50.00                      191    17,675,623.72     3.91%      7.850          249       71.53        726
50.01 -55.00                       85     8,124,506.95     1.80%      7.585          240       71.48        726
55.01 -60.00                       61     6,105,235.33     1.35%      7.711          240       68.45        722
60.01 -65.00                       24     2,597,177.15     0.57%      7.463          197       66.46        758
65.01 -70.00                       22     1,897,411.68     0.42%      7.436          212       62.68        725
70.01 -75.00                       20     2,013,792.64     0.45%      7.129          230       63.58        746
75.01 -80.00                        7       361,745.67     0.08%      7.567          194       56.33        758
80.01 -85.00                        4       407,158.29     0.09%      6.921          164       35.76        767
85.01 -90.00                        4       139,346.03     0.03%      7.978          216       25.16        729
90.01 -95.00                        3       230,000.00     0.05%      7.120          180       37.79        751
95.01+                              1        16,517.91     0.00%      8.650           91       33.81        679
------------------------------ ------- ---------------- --------- ---------- ------------ ----------- ----------
TOTAL                           9,029   451,897,940.46   100.00%      8.272          227       78.74        713